THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) THE AMENDMENTS, 2) THE SUPPLEMENT #3, 3) THE SCHEDULES, AND 4) THE MARCH 2, 1992 AGREEMENT. THIS STATEMENT OF THE AMENDMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THIS SUBJECT MATTER DESCRIBED IN THIS AMENDMENT.

Accepted by:                                Accepted By

INTEGRATED SYSTEMS SOLUTIONS CORPORATION    CLARK MATERIAL HANDLING COMPANY

By /s/ Jerry L. Granderson                  By /s/ Thomas G. McLaughlin
   --------------------------                  -----------------------------
     Authorized Signature                      Authorized Signature


Jerry L. Granderson  5/11/93                   Thomas G. McLaughlin   5/11/93
-----------------------------                  ------------------------------
Name (Type or Print)   Date                     Name (Type or Print)   Date

Project Executive                              Dir., Info Systems



                                  May 10, 1993
ISSC/Clark Confidential           Amendment #3                       Page 1 of 2

[LOGO]
ISSC / CLARK MATERIAL HANDLING COMPANY
AMENDMENT TO AGREEMENT FOR SYSTEMS OPERATIONS SERVICES                [Graphic]
--------------------------------------------------------------------------------

Clark Material Handling Company, having its principal place of business at 333 West Vine Street, Lexington, Kentucky 40507 ("Clark") and Integrated Systems Solutions Corporation, a Delaware corporation, having its headquarters at 560 White Plains Road, Tarrytown, New York 10591 ("ISSC"), agree that the following terms and conditions amend and/or supplement the Agreement for Systems Operations Services, dated March 2, 1992, between Clark and ISSC (the "Amendment"). ISSC acknowledges that the Agreement was assigned by Clark Equipment Company to Clark Material Handling Company. This Amendment corrects, clarifies or changes those sections of the Agreement as indicated below. Unless modified herein, all other terms defined in the Agreement, Amendments, and Schedules shall have the same meaning when used in this Amendment. All terms and conditions of the Agreement and its subsequent Amendments not otherwise specifically amended or supplemented herein remain unchanged and in full force and effect.

The Term of this Amendment will begin as of the date it is executed by both Parties and will run concurrently with the Agreement. Termination provisions of the Agreement apply to this Amendment.


TABLE OF CONTENTS

SECTION    TITLE                                                PAGE

2          Definitions, Documents and Term                       1
2.1        Definitions                                           1
2.2        Services Environments                                 1
2.3        Associated Contract Documents                         1
2.5        Term                                                  2
2.6        Renewal and Expiration                                2
3          Transition                                            2
3.7        Data Lines and Connections                            2
3.9        Staff                                                 2
4          ISSC Responsibilities                                 2
4.9        Operations, Support and Maintenance                   2
4.13       Help Desk                                             2
5          Clark Responsibilities                                3
5.5        Other Responsibilities                                3
6          Charges and Expenses                                  3
6.2        Resource Charges and Credits                          3
6.3        Excluded Resources                                    3
6.4        Cost of Living Adjustment                             3
6.8        Extraordinary RU Decrease                             3
6.10       Alternative Technology                                3
7          Invoicing and Payment                                 4
7.2        ARC, RRC and COLA Invoices                            4
10         Termination                                           4
10.1       Termination Upon Acquisition                          4
12         Warranty                                              4
12.6       Claims                                                4
17         General                                               4

2.       DEFINITIONS, DOCUMENTS AND TERM

2.1      DEFINITIONS

Replace Section 2.1(h) with the following;

h) "End User Machines" means all workstations, terminals, printers, LAN servers and associated peripheral equipment used by End Users and located at End User Locations.

Add the following as Section 2.1(u):

u)       "Amendment Date" means April 1, 1993.

2.2      SERVICES ENVIRONMENTS

Replace Section 2.2(c) and Section 2.2(d) with the following:

c) The "Data Network" consists or all machines, associated attachments, features and accessories, Software, data lines and cabling used to connect and transmit data for the Data Center and Clark End User Locations to which Clark is connected as of the Commencement Date, including, but not limited to, communication controllers, multiplexors, lines, modems/DSUs and other network components, but does not include PBXs and any devices used exclusively for Voice Communications or End User Machines.

d) The "End User Locations" consist of those locations in which End Users, End User Machines, equipment and associated software are located, which locations are facilities or floors in facilities outside the Data Center.

2.3      ASSOCIATED CONTRACT DOCUMENTS

Replace Section 2.3 with the following:

a) A Supplement #2 ("Supplement") containing the Charges, Term, and other necessary information is a part of this Agreement. Supplement #2 amends, replaces and restates in its entirety all previous Supplements. All references to the Supplement contained in the Agreement and any preceding Amendments shall be deemed to refer to Supplement #2.

b) Schedules A through Q are also part of this Agreement, and will be updated by mutual written agreement of the Parties as necessary



                                 April 27, 1993
ISSC/Clark Confidential           Amendment #2                       Page 1 of 5
or appropriate during the Term of this Agreement.

NOTE:

Pursuant to this Amendment, copies of Supplement #2, Revision #1 of the Table of Schedules, Revision #2 of Schedule E, Revision #1 of Schedules I, J and M, and new Schedules P and Q are attached hereto.

2.5      TERM

Replace Section 2.5 with the following:

The Term of this Amendment will begin as of 12:01 am on April 1, 1993 and will end as of 12:00 midnight on March 31, 2003, unless earlier terminated or extended in accordance with this Agreement (the "Term"). This Amendment extends the Term of the Agreement by five years, nine months and one week.

NOTE:

The above is reflected in Supplement #2.

2.6      RENEWAL AND EXPIRATION

Replace Section 2.6(a) with the following:

a) Extending the Term of the Agreement for an additional five years at the charges, terms, conditions and Resource Baselines in effect for Clark in the tenth year of this Agreement; or

3.       TRANSITION

3.7      DATA LINES AND CONNECTIONS

Add the following as paragraph five to Section 3.7:

ISSC will assume all financial, including all cash and expense connected thereof, and administrative responsibility for relocating the Data Network communication lines from 333 West Vine Street, Lexington, Kentucky (the "Clark Facility") to the Data Center, such relocation to be completed by no later than March 31,1994. In the interim, ISSC will manage the Data Network remotely. Clark will designate a person who, during normal business hours, will monitor the Data Network equipment located at the Clark Facility on a regular and as needed basis and provide to ISSC the input reasonably required for problem analysis and problem determination in the event of Data Network component failure. ISSC will monitor such equipment during off-shift hours and Clark will provide ISSC with access to the Clark Facility, as reasonably required.

3.9      STAFF

Add the following as Section 3.9:

a) By no later than 30 days after the execution of this Amendment, ISSC or its subcontractors will consider those Clark employees listed on Schedule P (the "Affected Employees") for employment with ISSC or its subcontractors. ISSC or its subcontractors will be solely responsible for making any hiring decisions regarding the Affected Employees.

b) ISSC or its subcontractors will hire those Affected Employees receiving offers who:

         1)       are employed by Clark as of the date the offer is made;

         2) meet ISSC's or its subcontractors' customary preemployment screening procedures for health, drug and background criteria; and

         3) accept the offer of employment from ISSC or its subcontractors within ten days from the date the offer is made.

c) Any Affected Employee remaining on Clark's payroll shall perform their duties under the direction and control of Clark and will be treated as a Clark employee for all purposes;

d)       Each offer of employment to an Affected Employee shall include:

         1) an initial base salary not less than the base salary each such Affected Employee currently receives from Clark;

         2) the benefits package available to similarly situated ISSC or subcontractor employees; and

         3)       a minimum employment period of one year.

4.       ISSC RESPONSIBILITIES

4.9      OPERATIONS, SUPPORT AND MAINTENANCE

Add the following as Sections 4.9 (k), (I), (m), (n), (o), (p) and (q):

k) manage the Data Network, including the WAN Network, the LAN Network and the 3270 Terminal Network, as set forth in Schedule I, and provide problem diagnosis and coordination of vendor services to ensure problem resolution;

l) annually review Clark's Data Network facilities and services and recommend appropriate changes for keeping the Data Network at a current level of technology;

m) provide advice related to the implementation of new Data Network components;

n) manage connectivity for new installations, including the Dealer Network, of session establishment between an End User and a Clark approved application;

o) provide, on an annual basis, a mutually agreed upon listing of additional ISSC services available to Clark, including the price of each individual service;

p) perform Envoy administrative functions, including, but not limited to, the following:

         1) initiating new Envoy mailboxes to include phone assistance, through the help desk, to aid new Envoy users during initial start-up;

         2)       updating Envoy directories;

         3) managing and performing the weekly Envoy user's directory exchange; and

         4) providing data, by the tenth business day of each month, to support Clark's Envoy billing functions and assist Clark with Envoy users' inquiries to the extent that such inquiries pertain to the billing data provided by ISSC.


                                 April 27, 1993
ISSC/Clark Confidential           Amendment #2                       Page 2 of 5

q) update the soft copy of the Envoy User's Guide, as appropriate, and deliver one revised hard copy annually to a designated Clark employee for distribution to Clark's dealers;

r) provide formal training classes for Envoy users, upon Clark's request and at an additional price to be determined by ISSC at the time of such request; and

s)       manage the Data Network by:

         1) providing alert monitoring, trouble analysis (first and second level) and problem resolution;

         2)       actively monitoring Data Network components;

         3) placing service calls to vendors to perform corrective maintenance; and

         4) managing problems to resolution including escalating all problems that impact Clark's business operations in accordance with established procedures as defined in the Procedures Manual;

         collectively, the above constitutes the "Network Control Center."

4.13     HELP DESK

Replace Section 4.13 with the following:

ISSC will provide initial, single point-of-contact support to End Users, including Clark's dealers and other authorized agents, to assist them with problem determination, how-to questions, systems and Data Network status, problem recording and reporting, problem resolution, and changes which may affect them. Help desk support is more fully described in Schedule M.

ISSC shall provide Clark on-line access to Clark's problem management records ("PMRs") and such file shall be updated daily.

5.       CLARK RESPONSIBILITIES

5.5      OTHER RESPONSIBILITIES

Replace Sections 5.5(p) and 5.5(r) with the following:

p)       maintain responsibility for voice communications;

r) provide ISSC with reasonable prior notice regarding any planned changes by Clark to the Data Network or Envoy billing;

s) provide a Procedures Manual update detailing the functions necessary for ISSC to perform and support Envoy; and

t)       provide formal training classes for Envoy users.

6.       CHARGES AND EXPENSES

6.2      RESOURCE CHARGES AND CREDITS

Replace Section 6.2 with the following:

During the month following the Amendment Date, ISSC will review the quantity of Resource Units utilized by Clark and calculate Additional Resource Charges
(ARCs) and/or Reduced Resource Credits (RRCs), as applicable, per Section 1.3 of Revision #1 of Schedule J.

Commencing on or about January 1, 1994 and semi-annually thereafter, ISSC will review the quantity of Resource Units utilized by Clark during the preceding period and calculate Additional Resource Charges (ARCs) and/or Reduced Resource Credits (RRCs).

The Resource Unit categories, Resource Baselines, ARC Rates and RRC Rates are described in Revision #1 of Schedule J and specified in the Supplement.

6.3      EXCLUDED RESOURCES

Replace Section 6.3 with the following:

In determining the amount of Resource Units used to provide the Services, ISSC shall exclude:

a) resources used for Systems overhead as determined by the resource measurement methodology specified in Schedule J;

b) resources used by ISSC to monitor or measure the amount of resources used;

c)       resources used by ISSC to perform ISSC billing functions;

d)       resources used to perform reruns resulting from the fault of ISSC;

e)       resources used by ISSC to manage and tune Systems Software;

f)       resources used by ISSC to upgrade, test or alter Systems Software;

g)       resources used to monitor and manage the Data Network; and

h)       such other exclusions as detailed in Schedule J.

6.4      COST OF LIVING ADJUSTMENT

Replace Section 6.4 with the following:

The Annual Services Charge and the ARC Rates include protection against inflation at a rate of up to and including 3.0 percent per year compounded annually starting with the CPI-U for December 1992 as the base year ("Protection Index"). Clark agrees to pay ISSC a Cost of Living Adjustment ("COLA") beginning 12 months after the Amendment Date if actual cumulative inflation exceeds the Protection Index.

The Parties agree to use the Consumer Price Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers, U.S. City Average, All Items, 1982-84=100 ("CPI-U") for purposes of calculating actual inflation.

The COLA will be calculated using the COLA factor specified below. The COLA is payable on a prospective basis, i.e., the Annual Services Charge and net ARCs/RRCs payable by Clark for the subsequent calendar year will be surcharged by the factor as determined below, if such factor is in excess of zero. The COLA factor will be determined as soon as practicable after the end of each calendar year. The COLA factor is:

((ACTUAL INFLATION - PROTECTED INFLATION) + BASE YEAR) X .50

where:


                                 April 27, 1993
ISSC/Clark Confidential           Amendment #2                       Page 3 of 5

Actual Inflation      =    CPI-U for the December proceeding the year for which
                           COLA is being calculated,

Protected Inflation   =    the Protection Index for the year preceding the year
                           for which COLA is being calculated (specified on the Supplement), and

Base Year             =    CPI-U for December of the year previous to the
                           Amendment Date

In the event the Bureau of Labor Statistics stops publishing the CPI-U or substantially changes its content and format, the Parties will substitute another comparable index published at least annually by a mutually agreeable source. If the Bureau of Labor Statistics merely redefines the base year for the CPI-U from 1982-84 to another year. the Parties will continue to use the CPI-U, but will convert the Protection Index to the new base year by using an appropriate conversion formula.

6.8      EXTRAORDINARY RU DECREASE

Replace Section 6.8 with the following:

In the event Clark experiences a long term reduction (minimum of three months with such reduction anticipated to continue through the foreseeable future) in the amount of CPU resources used to process the work of Clark and its Affiliates and

a) the reduced CPU usage is not a result of assigning Services provided under this Agreement to another outsourcing vendor, and

b) such reduction is not less than 35 percent of the CPU Original Baseline then:

         1) the amount of the Annual Services Charge payable to ISSC pursuant to this Section will thereupon be towered by the amount by which ISSC's actual and direct expenses for performing hereunder are decreased as a result of such change; and

         2) the applicable Resource Baselines and ARC/RRC Rates will be equitably adjusted to reflect the reduced resource utilization at that time.

The reduction of the Annual Services Charge, Resource Baselines and ARC/RRC Rates, if any, will be retroactive to the beginning of the three month period referenced above.

6.10     ALTERNATIVE TECHNOLOGY

Add the following as Section 6.10:

In the event that anytime during the Term of this Agreement and any renewal periods Clark elects to migrate a significant portion (10% or more of the Original Baseline quantity for CPU minutes) of the host based applications and processing provided under this Agreement to an alternative technology (e.g., client server) and ISSC is selected as the supplier of such alternative technology solution, then, ISSC will reprice the Services, upon Clark's notification that the migration is complete, at the reduced resource usage levels using the then current pricing methodology or the pricing methodology used to price the resources being delivered under this Amendment #2, whichever is most beneficial to Clark.

Clark may provide up to a maximum of 15% of the resources required to implement the new solution subject to the following exclusions:

a) Clark may use any Clark or Clark Affiliate resource(s) (software, hardware or personnel) that is owned, leased, licensed or on Clark's payroll as of the Amendment date and the value of such resource(s) will not be counted toward the 15% limitation referenced above;

b) Clark may use any Clark or Clark Affiliate resource(s) (software, hardware or personnel) that is owned, leased, licensed or on Clark's payroll more than 24 months prior to selecting ISSC as the solutions provider and the value of such resource(s) will not be counted toward the 15% limitation referenced above; and

c) Software function(s) owned or licensed by Clark or Clark Affiliate and existing as of the Amendment Date or more than 24 months prior to selecting ISSC as the solutions provider which can be migrated from the host environment to the Alternative Technology platform may be included in the solution and the value of such software function(s) will not be counted toward the 15% limitation referenced above.

         Should Clark decide to provide the services internally or select another vendor to provide the services, then the credit for reduction in resources would be subject to other applicable provisions of the Agreement.

7.       INVOICING AND PAYMENT

7.2      ARC, RRC AND COLA INVOICES

Replace Section 7.2 with the following:

In the first month following the Amendment Date and each January and July thereafter. ISSC will invoice Clark for ARCs or RRCs, if any, pursuant to
Section 1.3 of Revision #1 of Schedule J. ISSC will invoice Clark for COLA starting on the first anniversary of the Amendment Date and monthly thereafter in accordance with Section 6.4.

10.      TERMINATION

10.1     TERMINATION UPON ACQUISITION

Replace Section 10.1 with the following:

If substantially all of the business or assets of Clark Material Handling Company is sold to, acquired by or merged into another entity or person and the acquiring or other entity or person elects not to adopt or continue this Agreement, Clark, the acquiring or other entity or person, may terminate this Agreement within one year following such acquisition if

a)       the merger, acquisition or sale is completed, and

b) there has been a minimum of one year's written notification, prior to the effective date of termination, to ISSC and


                                 April 27, 1993
ISSC/Clark Confidential           Amendment #2                       Page 4 of 5

c) Clark pays the termination charges to ISSC specified under Termination Upon Acquisition in the Supplement.

Any termination charge will be prorated for the month of termination.

12.      WARRANTY

12.6     CLAIMS

Add the following as Section 12.6:

Clark warrants it has no knowledge and that it has not received notice of any actual or threatened claim or action by, on behalf of or related to, any of the Affected Employees, including, but not limited to, claims arising under the Occupational Safety and Health Administration, Equal Employment Opportunity Commission, National Labor Relations Board or Fair Labor Standards Act, or other applicable federal, state or local laws or regulations, except as such claims or actions are identified in Schedule Q.

17.      GENERAL

The following is in addition to Section 17 of the Agreement:

In the event of any inconsistency in the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall apply. As amended herein, the Agreement, the Supplement #2 and all Schedules remain in full force and effect.






THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURThER, ThE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF ThE AGREEMENT BETWEEN ThE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) ThE AMENDMENTS, 2) ThE SUPPLEMENT #2, 3) ThE SCHEDULES, AND 4) THE MARCH 2, 1992 AGREEMENT. ThIS STATEMENT OF ThE AMENDMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO ThIS SUBJECT MATTER DESCRIBED IN THIS AMENDMENT.


Accepted by:                                Accepted By

INTEGRATED SYSTEMS SOLUTIONS CORPORATION    CLARK MATERIAL HANDLING COMPANY

By /s/ Jerry L. Granderson                  By /s/ James B. Bennett III
   --------------------------                  -----------------------------
     Authorized Signature                      Authorized Signature


Jerry L. Granderson  5/3/93                    James B. Bennett III   4/30/93
-----------------------------                  ------------------------------
Name (Type or Print)   Date                     Name (Type or Print)   Date

Project Executive




                                 April 27, 1993
ISSC/Clark Confidential           Amendment #2                       Page 5 of 5

[LOGO]
ISSC / CLARK MATERIAL HANDLING COMPANY
AMENDMENT TO AGREEMENT FOR SYSTEMS OPERATIONS SERVICES                [Graphic]


Clark Material Handling Company. a business unit of Terex Corporation, a corporation having a place of business at 333 West Vine Street, Lexington, Kentucky 40507 ("Clark") and Integrated Systems Solutions Corporation, a wholly owned IBM subsidiary, having its headquarters at 560 White Plains Road, Tarrytown, New York 10591 ("ISSC"), agree that the following terms and conditions amend and/or supplement the Agreement for Systems Operations Services, dated March 2, 1992, between Clark and ISSC (the "Amendment"). This Amendment changes the section(s) of the Agreement as indicated below. Unless modified herein, all other terms defined in the Agreement, Amendments, and Schedules shall have the same meaning when used in this Amendment. All terms and conditions of the Agreement and its subsequent Amendments not otherwise specifically amended or supplemented herein remain unchanged and in full force and effect.

The Term of this Amendment will begin as of the date it is executed by both Parties and will run concurrently with the Agreement. Termination provisions of the Agreement apply to this Amendment. Termination of this Amendment may only be effected through termination of the Agreement, as amended.


TABLE OF CONTENTS

SECTION           TITLE                                       PAGE

2                 Definitions, Documents and Term              1
2.1               Definitions                                  1
2.5               Term                                         1
3                 Transition                                   1
3.1               Overview                                     1
17                General                                      1

2.       DEFINITIONS, DOCUMENTS AND TERM

2.1      DEFINITIONS

Section 2.1(i) is amended to read:

1)       "Implementation Date" means June 22, 1992.

2.5      TERM

Section 2.5 is amended to read:

The Term of this Agreement will begin as of 12:01 a.m. on the Commencement Date and will end as of 12:00 midnight on June 21, 1997 unless earlier terminated or extended in accordance with this Agreement (the "Term").

NOTE:

The above is reflected in Revision #1 of the Supplement attached hereto.

3.       TRANSITION

3.1      OVERVIEW

Paragraph one of Section 3.1 is amended to read:

There will be a transition period beginnIng on the Commencement Date and continuing through no later than June 22, 1992 (the "Transition Period"). The Transition Period may be extended with mutual agreement of the Parties. During the Transition Period, the Parties will commence and complete a phased transition of the Services from the Clark Data Center to the Data Center.

17.      GENERAL

The following is in addition to Section 17 of the Agreement:

In the event of any inconsistency between the terms of the Agreement, Its Amendments and the terms of this Amendment. the terms of this Amendment shall apply.


                                 October 9, 1992
ISSC/Clark Confidential           Amendment #1                       Page 1 of 2

THE PARTIES ACKNOWLEDGE ThAT ThEY HAVE READ THIS AMENDMENT. UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE ThAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) ThE AMENDMENTS, 2) THE SUPPLEMENT,
3) THE SCHEDULES, AND 4) THE MARCH 2, 1992 AGREEMENT. THIS STATEMENT OF THE AMENDMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THIS SUBJECT MATTER DESCRIBED IN THIS AMENDMENT.

Accepted by:                              Accepted by:
INTEGRATED SYSTEMS SOLUTIONS CORPORATION  CLARK MATERIAL HANDLING COMPANY
                                          (a business unit of Terex Corporation)

By  /s/ J.L. Granderson                   By  /s/ T. McLaughlin
---------------------------------         --------------------------------------
     Authorized Signature                           Authorized Signature


J.L. Granderson          12/14/92         T. McLaughlin               12/21/92
---------------------------------         --------------------------------------
Name(Type or Print)         Date          Name(Type or Print)          Date



                                 October 9, 1992
ISSC/Clark Confidential           Amendment #1                       Page 2 of 2